Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Service Providers” in the Proxy Statement/Prospectus and to the reference to our firm under the caption “Financial Highlights” in the Prospectus which is incorporated by reference in this Registration Statement of Nuveen Investments Fund, Inc. (formerly First American Investment Funds, Inc.) filed on Form N-14 under the Securities Act of 1933.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated March 21, 2011 and inclusion of our report dated August 23, 2010 in the Annual Report for the year ended June 30, 2010 of Nuveen High Income Bond Fund (formerly High Income Bond Fund) and its incorporation by reference in the Statement of Additional Information, each of which is incorporated by reference in this Registration Statement, and in the Statement of Additional Information that is included in this Registration Statement.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

July 18, 2011